UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 7, 2011

BRIGHAM EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34224	75-2692967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Bridgepoint Parkway

Building Two, Suite 500

Austin, Texas  78730

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (512) 427-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 7, 2011, our Compensation Committee approved a Performance Bonus Plan and a 401(k) Matching Plan for our officers for 2011. The Compensation Committee reserved the right to revise the targeted goals contained in either of the Plans to enable us to insure that the achievement of our bonus objectives, which are based on certain levels of drilling expenditures and results, are not substantially distorted by a substantial change in expenditures relative to those currently planned. Officers must be employed by us at the time the bonuses are paid, which will be in spring 2012. A brief description of the terms and conditions of the Plans is provided below.

Performance Bonus Plan

Officers are eligible to receive a Performance Bonus if we meet minimum performance standards. The amount of the Performance Bonus can range from 0% to 85% of each officer’s gross salary for 2011. Our All Sources Total Proved Cost Ratio and our Average Daily Production each have 50% weighting. The bonus percentage will be determined by the obtainment of each of these performance standards set forth below:

1.

All Sources Total Proved Finding Cost Ratio (50% Factor):

All Sources	% of	Factor
Total Proved Cost / Boe	Gross Salary	Multiple	% Bonus
> $35.00	0%	.50	0%
$25.00 to $34.99	10%	.50	5.0%
$16.00 to $24.99	20%	.50	10.0%
$14.00 to $15.99	30%	.50	15.0%
$12.00 to $13.99	40%	.50	20.0%
$10.00 to $11.99	50%	.50	25.0%
$8.00 to $9.99	60%	.50	30.0%
$6.00 to $7.99	70%	.50	35.0%
$4.00 to $5.99	80%	.50	40.0%
< $4.00	90%	.50	45.0%

2.

Average Daily Production (50% Factor):

Avg. Daily	% of	Factor
Production (Boe)	Gross Salary	Multiple	% Bonus
< 12,500	0%	.50	0.0%
12,500 to 13,499	10%	.50	5.0%
13,500 to 14,499	20%	.50	10.0%
14,500 to 15,499	30%	.50	15.0%
15,500 to 16,499	40%	.50	20.0%
16,500 to 17,499	60%	.50	30.0%
>17,499	80%	.50	40.0%

For example, if we achieve an All Sources Proved Finding Cost of $14.50/Boe and Average Daily Production of 15,000 Boe, each officer would receive a Performance Cash Bonus equal to 30% (15% + 15%) of their gross salary for 2011.

401(k) Matching Plan

We will also match from 25% to 225% of each officer’s pre-tax 401(k) contributions, subject to certain limitations which are set forth below and subject to the terms, conditions and provisions of our 401(k) Plan Agreement, as amended.

Base 25% 401(k) Match

Subject to certain limitations, we will match 25% of the first $16,500 pre-tax contributions made by our officers to their 401(k) accounts during 2011.

401(k) Performance Match

In addition to the 25% Base Match described above, and subject to certain limitations, we will also provide an additional performance match if we meet at least the minimum performance standard established for All Sources Total Proved Finding Cost as set forth below:

All Sources Total Proved Finding Cost Ratio (100% Factor):

All Sources Total	% of Employee 401(K)
Proved Finding Cost / Boe	Contribution Matched
> $30.00	00.0%
$24.00 to $29.99	25.0%
$20.00 to $23.99	50.0%
$16.00 to $19.99	75.0%
$12.00 to $15.99	100.0%
$8.00 to $11.99	150.0%
<$8.00	200.0%

For example, if we achieve an All Sources Total Proved Finding Cost of $17.50, then the 401(k) Performance Match would be 75%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date:

April 13, 2011

By:	/s/ David T. Brigham
David T. Brigham
Executive Vice President –Land and Administration